UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2022

Farmers and Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)         Appointment of Officer.

As previously announced on May 25, 2022, the Boards of Directors (the “Boards”) of Farmers and Merchants Bancshares, Inc. (the “Company”) and its bank subsidiary, Farmers and Merchants Bank (the “Bank”), determined that Gary A. Harris will succeed James R. Bosley, Jr. as the chief executive officer of the Company and the Bank when Mr. Bosley retires on December 31, 2022. On July 18, 2022, to help ensure a smooth and orderly transition, the Boards established the officer position of Chief Executive Officer and elected Mr. Bosley to serve in that office until his retirement, and they also elected Mr. Harris to serve as President. When Mr. Bosley retires, Mr. Harris will serve as both the President and the Chief Executive Officer.

Mr. Harris joined the Bank in 2008 as Vice President – Commercial Banking. He was promoted to Senior Vice President – Commercial Banking in 2016. In 2021, Mr. Harris was promoted to Executive Vice President – Chief Lending Officer. During his 14-year career with the Bank, Mr. Harris has been one of the Bank’s top loan producers each year. He currently serves on the Bank’s Executive Committee, Strategic Growth Committee, Asset-Liability Committee, and Officer’s Loan Committee. Mr. Harris holds a Bachelor of Science in Economics from Towson State University.

In connection with his appointment as the President, Mr. Harris will be entitled to an annual base salary of $275,000, which will increase to $300,000 effective December 26, 2022. Beginning in 2023, Mr. Harris will be entitled to participate in the Bank’s bonus program for certain designated executive officers, which is described in the section of the Company’s definitive proxy statement on Schedule 14A for the 2022 annual meeting of stockholders, filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022, entitled “Executive Compensation – Bonus Program”. In connection with his previous position at the Bank, Mr. Harris will be entitled to receive certain loan and deposit account production bonuses that will be disclosed as and when required by Item 402 of the SEC’s Regulation S-K.

In addition, on July 18, 2022, the Company and Mr. Harris entered into a Change in Control Severance Agreement (the “Severance Agreement”) pursuant to which Mr. Harris will be entitled to receive a lump sum cash payment equal to 2.99 times his then-current annual base salary rate if the Company terminates his employment without Cause (as defined in the Severance Agreement) or if he terminates his employment for Good Reason (as defined in the Severance Agreement) within 12 months of a Change in Control (as defined in the Severance Agreement), subject to any reduction necessary to ensure that such severance payment would not trigger the excise tax under Section 4999 of the Internal Revenue Code. Mr. Harris’ entitlement to the severance payment would be conditioned on his execution, delivery, and non-revocation of a separation agreement and general release pursuant to which, among other things, he must agree to customary business protection and non-disparagement covenants for a period of two years following the termination of his employment. The foregoing discussion of the Severance Agreement is intended only as a summary and is qualified in its entirety by reference to the terms of the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Since the beginning of the Company’s fiscal year ended December 31, 2020, neither the Company nor any of its subsidiaries has engaged in any transaction with Mr. Harris or any of his affiliates for which disclosure would be required pursuant to Item 404(a) of Regulation S-K or 12 C.F.R. § 335.801(d), and no such transaction is currently proposed for the remainder of the fiscal year ending December 31, 2022.

(d) Election of Director.

On July 18, 2022, the Company’s Board of Directors increased the number of persons who shall serve as directors by one and elected Mr. Harris to serve as a Class II director of the Company until the 2024 annual meeting of stockholders, subject to his re-election by stockholders at the 2023 annual meeting of stockholders, and until his successor is duly elected and qualified. Mr. Harris has been named to the Executive Committee of the Company’s Board of Directors. Mr. Harris was also elected to serve as a director of the Bank. Mr. Harris will not receive any compensation for his director service.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)         Bylaw Amendments.

In connection with Mr. Bosley’s appointment as Chief Executive Officer and Mr. Harris’ appointment as President, the Company’s Board amended Article IV of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective July 18, 2022, to (i) permit the Board to elect a Chief Executive Officer and define the role of that position and (ii) make conforming revisions to the duties and powers of the other required and permitted officers, including the President (collectively, the “Amendment”). Prior to the adoption of the Amendment, the Bylaws did not contemplate the Chief Executive Officer position but instead provided that the President would serve as the chief executive officer of the Company. A copy of the Amendment is filed as Exhibit 3.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

3.2	First Amendment to Amended and Restated Bylaws (filed herewith)
10.1	Change in Control Severance Agreement, dated as of July 18, 2022, between Farmers and Merchants Bancshares, Inc. and Gary Harris (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: July 20, 2022	By:	/s/ James R. Bosley, Jr.
James R. Bosley, Jr.
Chief Executive Officer